As filed with the Securities and Exchange Commission on November 21, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in our charter)

Delaware	83-0806637
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

4800 N Federal Hwy, Suite B200

Boca Raton, Florida 33431

(877) 292-7660

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Barbara Sher

Chief Executive Officer

Greenlane Holdings, Inc.
4800 N Federal Hwy, Suite B200
Boca Raton, Florida 33431
(877) 292-7660

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Arthur Marcus, Esq.
Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas,

31st Floor

New York, New York 10036

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Greenlane Holdings, Inc.

3,328,012 Shares of Common Stock

25,294,068 Shares of Common Stock Underlying Pre-Funded Warrants

5,264,752 Shares of Common Stock Underlying Strategic Advisor Warrants

This prospectus relates to the offer and resale by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), of up to (i) 3,328,012 shares (the “PIPE Shares”) of common stock, par value $0.01 per share (“Common Stock”) issued to the investors of the PIPE Offering (as defined below), (ii) 25,294,068 shares of Common Stock (the “Pre-Funded Warrant Shares”) underlying pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock with an exercise price per share equal to $0.01 issued to the investors of the PIPE Offering and (iii) 5,264,752 shares of Common Stock (the “Strategic Advisor Warrant Shares”) underlying warrants (the “Strategic Advisor Warrants”) to purchase shares of Common Stock with an exercise price per share equal to $0.01 issued to the Strategic Advisors (as defined below). A portion of the Pre-Funded Warrants have been paid for in cryptocurrency and will only be exercisable into shares of the Company’s common stock upon stockholder approval.

The PIPE Shares and Pre-Funded Warrants were issued pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) dated October 20, 2025, in a private placement offering (the “PIPE Offering”) that closed on October 23, 2025. The Strategic Advisor Warrants were issued to certain strategic advisors (the “Strategic Advisors”) to the Company pursuant to certain Strategic Advisor Agreements (the “Strategic Advisor Agreements”), each dated October 23, 2025.

We refer to the PIPE Shares, Pre-Funded Warrant Shares and Strategic Advisor Warrant Shares, collectively, as the “Securities” in this prospectus.

The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Securities in a number of different ways and at varying prices. See the “Plan of Distribution” section of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders.

Our Common Stock is currently traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GNLN.” On November 20, 2025, the closing price as reported on Nasdaq was $3.07 per share.

The Selling Stockholders may offer all or part of the Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our Securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our Securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2025.

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ABOUT THIS PROSPECTUS

The Selling Stockholders listed under the heading “Selling Stockholders” in this prospectus may offer and sell up to 33,886,832 shares of our Common Stock pursuant to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering by the Selling Stockholders, together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC. We have not authorized, nor has any Selling Stockholder authorized, any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

For investors outside the United States: we have not, and the Selling Stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Greenlane Holdings, Inc., a Delaware corporation, together with our consolidated subsidiaries, including Greenlane Holdings, LLC, a Delaware limited liability company, or the Operating Company, of which we are the sole manager.

We urge you to read carefully this prospectus, as supplemented and amended, before deciding whether to invest in the Securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our efforts to attract and retain new customers, our future financial projections and competitive position, our ability to keep pace with changing consumer preferences, the activities of our licensors, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

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PROSPECTUS SUMMARY

The following summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 21, 2025 and (ii) our updates to those Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 15, 2025, August 14, 2025 and November 14, 2025, respectively, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC.

Our Company

Greenlane Business

Founded in 2005, Greenlane is a premier global platform for the development and distribution of premium cannabis accessories, vape devices, and lifestyle products. In addition, it serves specialty retailers, smoke shops, head shops, convenience stores, and consumers directly through its own proprietary web stores and large online marketplaces such as Amazon.

Our Greenlane Brands include our more affordable product line – Groove, our premium smoke shop and ancillary product brand – Higher Standards, and our child-resistant packaging brand - Pollen Gear (the “Greenlane Brands”). In collaboration with our partner brands, Greenlane is strategically positioned to serve as a comprehensive one-stop shop for all buyers. We also have category-exclusive licenses for the premium Marley Natural branded products.

The Greenlane Brands, along with a curated set of third-party products, are offered to customers through our proprietary, owned and operated e-commerce platforms which include Wholesale.Greenlane.com, Vapor.com, PuffItUp.com, HigherStandards.com, and MarleyNaturalShop.com. Additionally, our presence on popular e-commerce platforms such as Amazon, Etsy, and eBay enable us to reach customers directly, providing them with valuable resources and a seamless purchasing experience.

We merchandise vaporizers, packaging, and other ancillary products in the United States, Canada, Europe, and Latin America. We distribute products to retailers through wholesale operations and distribute products to consumers through constantly evolving e-commerce activities. We operate our own distribution center in the United States, while also utilizing third-party logistics (“3PL”) locations in Canada. We made tremendous progress consolidating and streamlining our warehouse and distribution in 2023 and 2024, including the consolidations of our warehouse in Worcester, MA and 3PL location in Hebron, KY to our owned facility in Moreno Valley, California in 2023.

Greenlane offers a full spectrum of products, positioning us to meet all our customers’ growing demands. We focus on serving consumers across wholesale, retail, and e-commerce operations—offering all of our Greenlane Brands, as well as ancillary products and accessories from select leading third-party brands such as Storz and Bickel, Grenco Science, PAX, Cookies, and more. Our direct-to-consumer channels form a central part of our growth strategy, especially as it relates to scaling our own portfolio of higher-margin proprietary owned brands. In addition we serve Cannabis Operators by providing ancillary products essential to their daily operations and growth, such as packaging and vaporization solutions, including our Greenlane Brand Pollen Gear.

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Historically, we have experienced only moderate seasonality in the direct-to-consumer side of our business, particularly during the fourth quarter. This coincides with Cyber Monday (the first Monday after Thanksgiving, when online retailers typically offer holiday discounts), and as our customers build up their inventories in anticipation of the holiday season. We also have related promotional marketing campaigns during this period.

Recent Developments

Restructuring Activities

The Company remains committed to minimizing losses and working capital needs by reducing or eliminating unprofitable activities. At Greenlane, we are intensely focused on making our business profitable and well-capitalized for long-term sustainability. Our key initiatives include:

1.	Technology Enhancements: We remain fully committed to improving our technology, particularly our B2B and e-commerce platforms, to provide a seamless shopping experience for our wholesale and retail customers.

2.	Facility Footprint Rationalization: In 2023 and 2024, we optimized our facilities footprint by reducing warehouse and office space while increasing operational efficiency and improving fulfillment practices. The Company continues to evaluate new opportunities.

3.	Headcount Reduction: We have significantly reduced our headcount and associated salary expenses, focusing on maintaining a core group of key employees as we collectively right-size the business.

4.	Inventory Management: In 2024, we implemented a new inventory management and lifecycle strategy that is focused on a quarterly turn and a regular review of inventory to avoid future write-offs.

5.	Sales Force Upgrade: The Company recently initiated and recently completed a restructuring of its sales organization to better align people and responsibilities with the Company’s omnichannel sales strategy, including the addition of new and highly experienced leadership across the board to foster a return to growth and increased customer success at Greenlane. The new structure is designed to accelerate sales, improve customer experience, and increase efficiency throughout the sales process.

6.	Product Innovation: We recently added several new product lines, including pet & wellness product lines, such as the Green Gruff, Safety Strips, and Swabtek lines.

Our BERA Treasury Strategy

Adoption of a BERA Treasury Policy

We have adopted a treasury policy (the “Treasury Policy”) under which the principal holding in our treasury reserve on the balance sheet will be allocated to digital assets, of which our principal holding will be BERA, the native digital asset of the layer-1 blockchain protocol known as Berachain (“Berachain”). Our Board of Directors (the “Board”) approved our new Treasury Policy on October 23, 2025, authorizing the long-term accumulation of BERA as a strategic corporate reserve asset. The Board has created a Digital Assets Committee comprised of Bruce Linton, our Chairman, and Billy Levy, our director, and chaired by Mr. Linton, to oversee our Treasury Policy. The Board also appointed Benjamin Isenberg as our Chief Investment Officer, who will manage our BERA treasury strategy.

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In addition to operating our development and distribution of premium cannabis accessories, vape devices, and lifestyle products business, our management will focus its resources in accordance with the Treasury Policy and a significant portion of the balance sheet will be allocated to holding BERA in our digital asset treasury.

Currently our Treasury Policy is primarily dedicated to BERA, and we do not intend to allocate treasury assets to other digital assets at this time. As a result, our assets will be highly concentrated in a single digital asset. Adverse developments specific to BERA, its protocol, or its ecosystem could have a disproportionate impact on our financial condition and results of operations. To mitigate price risk, we may from time to time hedge our BERA exposure in whole or in part using a combination of call options, put options, total return swaps, futures, or other derivative instruments executed through regulated or institutional-grade counterparties. However, there can be no assurance that such hedging strategies will be available at favorable terms, executed without market impact, or sufficient to offset adverse price movements in BERA.

Our Treasury Policy is intended to bring value to our stockholders through the following:

●	utilizing capital markets issuances, including the issuance of both equity and convertible debt, where we may issue capital to further our strategy under the Treasury Policy to purchase and hold more BERA;

●	purchasing BERA, either through open market purchases, block trades, or other negotiated transactions, including both locked and unlocked BERA;

●	actively participating in decentralized finance (“DeFi”) protocols and other onchain strategies, including staking and validator activities, as well as liquidity provisioning activities, to earn additional rewards and transform the treasury into a productive, revenue-generating asset;

●	selling our BERA holdings, whether on the open market, through block trades, or other negotiated transactions, for various reasons and at various times, including, in order to generate cash flow, diversify our Treasury, or to repurchase shares of our Common Stock when our Board believes such activities will result in accretive value creation for our stockholders and at such times when it is legally permissible to do so.

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Berachain and the Berachain Ecosystem

Berachain is a decentralized, open-source, EVM-compatible layer-1 blockchain engineered for high throughput, low latency, and full compatibility with Ethereum tooling, smart contracts, and infrastructure. This design enables seamless porting of Ethereum decentralized applications (“dApps”) and allows Berachain to adopt major Ethereum upgrades with minimal friction, providing developers immediate access to a growing, high-performance alternative network.

Berachain utilizes a novel proof of liquidity consensus mechanism (“PoL”) that integrates network security with active liquidity provisioning. The network revolves around three core participant groups:

●	validators who are responsible for securing the network by proposing and attesting to new blocks in exchange for network rewards;

●	users comprising of individuals and organizations that use Berachain for a variety of purposes (e.g., transferring value, interacting with dApps and participating in DeFi protocols); and

●	developers worldwide who are contributing to the Berachain protocol by building dApps and creating new use cases for the network.

The PoL consensus model utilizes a dual-token model, each as described below:

●	BERA is the native gas and staking token on the Berachain protocol. It is used to pay transaction fees and execute smart contracts. Validators stake BERA to participate in the PoL consensus mechanism, with the top 69 validators holding the highest staked amount of BERA forming the set of active validators eligible to earn block rewards.

●	BGT is a non-transferable token on the Berachain protocol. It is emitted only to validators as part of block rewards and is earned solely through on-chain participation in PoL. Validators must stake BGT to specific dApps’ reward vaults in order to direct the allocation of future BGT emissions by the Berachain protocol. A dApp reward vault that receives delegated BGT may distribute that BGT to users in exchange for predefined actions, such as providing liquidity, executing trades, or interacting with protocol features. Any holder of BGT may burn it on a 1:1 basis to mint an equivalent amount of BERA.

Using these two tokens, PoL is designed to create a network incentive flywheel whereby validators stake BERA to secure the blockchain and earn BGT through block production, then stake or delegate BGT to dApps to direct future emissions. dApps in turn award BGT to users for liquidity provisioning or protocol usage, and users can burn BGT 1:1 for BERA.

BERA holders may stake their BERA tokens to participate in the PoL consensus mechanism. By staking BERA, participants contribute to network security, and earn yield from PoL incentive redirections, thereby reinforcing the economic foundation of the Berachain network.

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Custody of BERA

We currently intend to self-custody our BERA, utilizing secure multi-party computational (“MPC”) wallets offered by Fireblocks, an institutional digital assets platform that allows users the ability to build custody workflows with embedded maker/checker steps, enforceable trade limits, and recovery capabilities. In light of the significant amount of BERA tokens we intend to accumulate, we expect to continually evaluate and implement self-custody best practices as well as, if deemed desirable, third-party digital asset custody solutions.

On-chain Activities

We intend to grow our BERA position over time, not only via purchases and acquisition but also via DeFi, staking and validator activities. Under our Treasury Policy, a portion of our BERA may be allocated to select DeFi protocols to generate additional returns. We also intend to delegate a portion of our BERA to Berachain’s native staking protocol for liquid BERA, through which we may earn rewards that can be redeployed into the Berachain ecosystem or used for general corporate purposes. Further, we may from time to time operate one or more validators to help secure the network. As a validator, we will be entitled to (1) earn gas fees and priority fees; (2) collect incentives provided by dApp and protocol developers for directing BGT rewards to their respective rewards vaults; and (3) receive a base block reward anytime we successfully propose a block.

Regulations

Depending on the regulatory characterization of BERA, the markets for cryptocurrency in general, and our activities in particular, our business and our BERA acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our BERA strategy in line with our Treasury Policy.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements. For example, within the past few years:

●	President Trump has signed an Executive Order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries, and this working group submitted a report with regulatory and legislative proposals on July 30, 2025;

●	in January 2025, the SEC announced the formation of a “Crypto Task Force,” which was created to provide clarity on the application of the federal securities laws to the crypto asset market and to recommend policy measures with respect to digital asset security status, registration and listing of digital asset-based investment vehicles, and digital asset custody, lending and staking;

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●	in May 2025, the SEC issued a statement providing its view that certain staking activities on blockchain networks that use protocol staking activities do not involve the offer or sale of securities under the Securities Act of 1933 or the Securities Exchange Act of 1934;

●	in April and August 2024, Uniswap Labs and OpenSea, respectively, publicized that they had each received a Wells Notice from the SEC, notifying them that the SEC was planning to recommend legal action against them based on allegations that they operate as unregistered securities exchanges; however, in February 2025 each of Uniswap Labs and OpenSea announced that the SEC had closed their investigations without taking any enforcement action;

●	in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, the Commodity Futures Trading Commission (the “CFTC”), the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network (“FinCEN”) to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States;

●	the European Union adopted Markets in Crypto Assets Regulation, a comprehensive digital asset regulatory framework for the issuance and use of digital assets;

●	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023, which regulates market and promotional activities in “cryptoassets;” and

●	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency trading activities and declared all cryptocurrency transactions illegal within the country.

As digital assets have grown in both popularity and market size, there has been increasing focus on the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. Many U.S. state, federal and international agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets. If we are found to have purchased or sold any of our BERA to or from bad actors that have used BERA to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in BERA by us may be restricted or prohibited.

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The CFTC takes the position that some digital assets fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, currently, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing.

However, the U.S. Congress is contemplating multiple bills related to digital assets and the digital assets market, including by specifying the regulatory oversight authority for the applicable regulators and defining key concepts related to digital assets. In particular, the Digital Asset Market Clarity Act of 2025 (“Clarity Act”), previously passed by the U.S. House of Representatives, is expected to, if promulgated into law, define a digital asset that is intrinsically linked to and derives value from use in a blockchain system as a “digital commodity”, and provide for certain exclusions or exemptions for digital commodities from being treated or regulated as a “security.” Under the CLARITY Act, the CFTC will have primary regulatory oversight authority over spot digital commodities. Similarly, the Responsible Financial Innovation Act currently under discussions in the U.S. Senate would give the CFTC jurisdiction over any agreement, contract or transaction involving certain qualifying digital assets. Neither the CLARITY Act nor the Responsible Financial Innovation Act have been passed or signed into law, and will require further rules to be promulgated to implement. In addition, CFTC regulations and CFTC oversight and enforcement authority continue to apply with respect to futures, swaps, other derivative products and certain retail leveraged transactions involving digital assets,

Our activities involving BERA and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope.

Our Corporate Information

We were incorporated in Delaware on May 2, 2018. We are a holding company that was formed for the purpose of completing an underwritten initial public offering of shares of our Class A common stock on April 23, 2019, and other related transactions in order to carry on the business of Greenlane Holdings, LLC (the “Operating Company”). The Operating Company was organized under the laws of the state of Delaware on September 1, 2015, and is based in Boca Raton, Florida. Refer to “Note 1-Business Operations and Organization” within Item 8 of our most recent Annual Report on Form 10-K for further information on the Company’s organization. We are the sole manager of the Operating Company and, as of December 31, 2024, owned a 100% interest in the Operating Company.

Our executive offices are located at 4800 N Federal Hwy, Suite B200, Boca Raton, Florida 33431. Our telephone number at our executive offices is (877) 292-7660 and our corporate website is www.gnln.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

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THE OFFERING

Shares of Common Stock Offered by the Selling Stockholders:	We are registering the resale by the Selling Stockholders of an aggregate of 33,886,832 shares of Common Stock, consisting of:

	●	3,328,012 PIPE Shares;

	●	25,294,068 Pre-Funded Warrant Shares; and

	●	5,264,752 Strategic Advisor Warrant Shares.

Terms of the Offering:	Each Selling Stockholder will determine when and how it will sell the Common Stock offered in this prospectus, as described in the “Plan of Distribution” on page 13.

Use of Proceeds:	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

Risk Factors:	You should carefully read the “Risk Factors” section of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Securities.

Nasdaq Symbol for Our Common Stock:	GNLN.

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RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents incorporated by reference into this prospectus, including those in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 21, 2025 and (ii) our updates to those Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 15, 2025, August 14, 2025 and November 14, 2025, respectively, before making an investment decision. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our shares of Common Stock and the value of the other Securities could decline materially, and you could lose all or part of your investment.

The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations, and our ability to pay distributions to stockholders.

Risks Related to This Offering

Resales of our Common Stock in the public market by our stockholders (including the Selling Stockholders) may cause the market price of our shares of Common Stock to fall.

Sales of a substantial number of shares of Common Stock could occur at any time, including sales by the Selling Stockholders under this prospectus. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our shares of Common Stock.

The price of our Common Stock has been and may continue to be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Common Stock.

Our stock price has been and is likely to continue to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. With the adoption of our new Treasury Policy, we expect to see additional volatility.

As a result of this volatility, you may not be able to sell your Common Stock. The market price for our Common Stock may be influenced by many factors, including:

●	our Treasury Policy;
●	the success of competitive products, services or technologies;

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●	regulatory or legal developments in the United States and other countries;
●	the recruitment or departure of key personnel;
●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
●	variations in our financial results or those of companies that are perceived to be similar to us;
●	general economic, industry and market conditions; and
●	the other factors described in the section titled “Risk Factors” in this Prospectus and the documents incorporated by reference including our most recent Annual Report on Form 10-K.

Our Common Stock may trade at a substantial premium or discount to the value of the BERA tokens we hold, and our stock price may be more volatile than the price of BERA.

The market price of our Common Stock reflects many factors that do not affect the spot price of BERA and may therefore diverge materially positively or negatively from the per-share value of our BERA token holdings (net of cash, other assets and liabilities). These factors include, among others: our corporate-level expenses; taxes; the timing, size and pricing of equity or debt financings (including at-the-market offerings, equity line financings or convertible securities), equity awards and other sources of dilution; expectations about our future purchases or sales of BERA tokens or our onchain activities, including staking, validator or other DeFi initiatives; our liquidity and public float; differences in trading hours and market microstructure between our Common Stock and spot markets for BERA tokens; changes in index inclusion, analyst coverage or investor sentiment toward us as an operating company; our corporate governance, financial reporting, and any actual or perceived operational, custody, technology or regulatory risks specific to us; and broader equity-market conditions independent of digital asset markets. As a result, our Common Stock may trade at a premium or discount to the value of our BERA token holdings for extended periods and may be more volatile than the price of BERA tokens. Accordingly, investors could lose all or a substantial part of their investment even if the market price of BERA does not decline and may not benefit proportionately from increases in the market price of BERA tokens.

You may experience future dilution as a result of future equity or debt offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to our current stockholders or result in downward pressure on the price of our Common Stock. We may sell our shares of Common Stock or other securities in any offering at prices that are higher or lower than the prices paid by the Selling Stockholders, and the investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the Securities for the Selling Stockholders.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Stockholders consist of (i) the PIPE Shares, (ii) the Pre-Funded Warrant Shares and (iii) the Strategic Advisor Warrant Shares.

For additional information regarding the issuance of the PIPE Shares, the Pre-Funded Warrants and the Strategic Advisor Warrants in connection with the PIPE Offering, see the section “Prospectus Summary—Recent Developments” above. We are registering the resale of the PIPE Shares issued to the Selling Stockholders, the Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants and the Strategic Advisor Warrant Shares issuable upon exercise of the Strategic Advisor Warrants in order to permit such Selling Stockholders to offer the Securities for resale from time to time.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. This information has been obtained from the Selling Stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. The second column lists the maximum number of shares being offered by the Selling Stockholders pursuant to this prospectus. The percentage of shares beneficially owned after the offering in the fourth column is based on 4,829,563 shares of common stock outstanding as of November 12, 2025, assuming exercise of the Pre-Funded Warrants and Strategic Advisor Warrants held by the Selling Stockholders on that date, without regard to any restrictions or limitations on exercise.

In accordance with the terms of the Subscription Agreements and the Strategic Advisor Agreement, this prospectus covers the resale of the sum of (i) the PIPE Shares, (ii) the maximum number of Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants and (iii) the maximum number of Strategic Advisor Warrant Shares issuable upon exercise of the Strategic Advisor Warrants. This maximum amount is determined as if the outstanding Pre-Funded Warrants and Strategic Advisor Warrants were exercised in full, without regard to any restriction or limitations on the exercise thereof. Under the terms of the Pre-Funded Warrants and Strategic Advisor Warrants, a Selling Stockholder may not exercise the Pre-Funded Warrants or Strategic Advisor Warrants, as applicable, to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable to each holder, of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such applicable exercise). The number of shares in the second and third columns does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See the section “Plan of Distribution.”

	Beneficial Ownership Before Offering	Maximum	Beneficial Ownership After Offering
Name	Number of Shares	Number of Shares Offered(1)	Number of Shares(2)	Percentage of Shares
Alapin Holdings Inc.(3)	390,625	390,625	-	*
Anthony G. Barr(4)	65,104	65,104	-	*
Berachain Investment Corporation(5)	11,811,717	11,811,717	-	*
Benjamin Isenberg(6)	520,833	520,833	-	*
Bill Dress(7)	65,104	65,104	-	*
Citizen X Opp II LLC(8)	1,302,083	1,302,083	-	*
Citizen X Crypto Ventures Fund(9)	651,041	651,041	-	*
CoinFund Liquid Opportunities LP(10)	209,375	209,375	-	*
dao5 capital fund L.P.(11)	260,416	260,416	-	*
Elinnovation Labs Ltd.(12)	520,833	520,833	-	*
Falcon Nest Labs LLC(13)	1,302,083	1,302,083	-	*
Framework Ventures III L.P.(14)	1,943,195	1,943,195	-	*
Framework Ventures III Parallel LP(15)	1,312,010	1,312,010	-	*
Gravitas Holdings LLC(16)	434,027	434,027	-	*
GoldenCoin TS Cayman LLC(17)	143,710	143,710	-	*
Infrared Holdings Inc.(18)	911,457	911,457	-	*
Iterative Law Professional Corporation(19)	260,416	260,416	-	*
Koh Chye Hock(20)	130,208	130,208	-	*
Lincoln Alternative Strategies LLC(21)	130,208	130,208	-	*
The Linton Family Trust (2040)(22)	520,833	520,833	-	*
Merkle Tree Markets Ltd.(23)	1,822,916	1,822,916	-	*
North Rock Digital, LP(24)	130,208	130,208	-	*
Payward, Inc.(25)	65,104	65,104	-	*
Plus 34 Holdings Inc.(26)	520,833	520,833	-	*
Polychain Capital LP(27)	1,302,083	1,302,083	-	*
Polychain Master Fund I LP(28)	3,632,812	3,632,812	-	*
Polychain Parallel Fund LP(29)	273,436	273,436	-	*
Prospect Investments-MWAE LLC(30)	325,520	325,520	-	*
Series F Liquid Opportunities LP(31)	24,218	24,218	-	*
Series G Liquid Opportunities LP(32)	26,822	26,822	-	*
YA II PN, Ltd.(33)	2,604,166	2,604,166	-	*
Yorkville Securities, LLC(34)	260,416	260,416	-	*
Zachary Goldenberg(35)	13,020	13,020	-	*

*	Percentage not listed if less than 1%.

(1)	The number of shares of Common Stock in the column “Maximum Number of Shares Offered” represents all of the shares of Common Stock that a Selling Stockholder may offer and sell from time to time under this prospectus, including (i) all of the shares of Common Stock purchased by such Selling Stockholder in connection with the PIPE Offering, as applicable, (ii) all of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants purchased by such Selling Stockholder in the PIPE Financing, without giving effect to any applicable beneficial ownership limitation; or (iii) all of the shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants.
(2)	These figures assume that all of the shares of Common Stock being registered under the registration statement of which this prospectus forms a part (including the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants or the Strategic Advisor Warrants) are sold in this offering, and that none of the Selling Stockholders acquire additional shares of Common Stock after the date of this prospectus and prior to completion of this offering (other than with respect to those shares of Common Stock underlying the Pre Funded Warrants held by such Selling Stockholder, as applicable).
(3)	Consists of (i) 210,625 shares of Common Stock and (ii) 180,000 shares of Common Stock underlying the Pre-Funded Warrants.
(4)	Consists of 65,104 shares of Common Stock.
(5)	Consists of 11,811,717 shares of Common Stock underlying the Pre-Funded Warrants.
(6)	Consists of 520,833 shares of Common Stock underlying the Strategic Advisor Warrants. Benjamin Isenberg serves as our Chief Investment Officer. Mr. Isenberg may be deemed our affiliate by virtue of his position.
(7)	Consists of 65,104 shares of Common Stock.
(8)	Consists of (i) 202,083 shares of Common Stock and (ii) 1,100,000 shares of Common Stock underlying the Pre-Funded Warrants.
(9)	Consists of 651,041 shares of Common Stock underlying the Pre-Funded Warrants.
(10)	Consists of (i) 159,375 shares of Common Stock and (ii) 50,000 shares of Common Stock underlying the Pre-Funded Warrants.
(11)	Consists of (i) 205,416 shares of Common Stock and (ii) 55,000 shares of Common Stock underlying the Pre-Funded Warrants.
(12)	Consists of (i) 210,833 shares of Common Stock and (ii) 310,000 shares of Common Stock underlying the Pre-Funded Warrants. Investment decisions for Elinnovation Labs are made by Mr. David Dadon. The business address for Elinnovation Labs is Shvil HaMeretz 4, Tel Aviv, Israel.
(13)	Consists of (i) 202,083 shares of Common Stock and (ii) 1,100,000 shares of Common Stock underlying the Pre-Funded Warrants. Framework Ventures III L.P. has sole voting and dispositive power over the shares of common stock held by, or issuable to Framework Ventures III L.P. The business address for Framework Ventures III L.P. is 600 Montgomery Street, San Francisco, CA 94111.
(14)	Consists of (i) 182,226 shares of Common Stock, (ii) 1,119,856 shares of Common Stock underlying the Pre-Funded Warrants and (iii) 641,113 shares of Common Stock underlying the Strategic Advisor Warrants. Framework Ventures III Parallel L.P. has sole voting and dispositive power over the shares of common stock held by, or issuable to Framework Ventures III Parallel L.P. The business address for Framework Ventures III Parallel L.P. is 600 Montgomery Street, San Francisco, CA 94111.
(15)	Consists of (i) 19,856 shares of Common Stock, (ii) 1,282,226 shares of Common Stock underlying the Pre-Funded Warrants and (iii) 9,928 shares of Common Stock underlying the Strategic Advisor Warrants.
(16)	Consists of 434,027 shares of Common Stock underlying the Strategic Advisor Warrants.
(17)	Consists of 143,710 shares of Common Stock underlying the Pre-Funded Warrants.
(18)	Consists of (i) 207,187 shares of Common Stock and (ii) 704,270 shares of Common Stock underlying the Pre-Funded Warrants.
(19)	Consists of 260,416 shares of Common Stock underlying the Strategic Advisor Warrants. Jonathan Ip, founder of Iterative Law Professional Corporation, has sole voting and dispositive power over the shares of common stock held by, or issuable to Iterative Law Professional Corporation. The business address for Iterative Law Professional Corporation is 18 King St. East, Suite 1400, Toronto, Ontario, Canada, M5C 1C4.
(20)	Consists of 130,208 shares of Common Stock.
(21)	Consists of 130,208 shares of Common Stock. Investment decisions for Lincoln Alternative Strategies are made by Mr. Stephen Temes. The business address of Lincoln Alternative Strategies is 404 Washington Ave #660, Miami Beach, FL 33139.
(22)	Consists of 520,833 shares of Common Stock underlying the Strategic Advisor Warrants. The Linton Family Trust (2040) is associated with Bruce Linton, Chairman of our Board. Mr. Linton has sole voting and dispositive power over the shares of our common stock held by, or issuable to the Linton Family Trust (2040). Mr. Linton disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein. The business address for the Linton Family Trust (2040) is 9 Shamrock Place, Ottawa, ON, Canada, K2R1A9.
(23)	Consists of (i) 211,666 shares of Common Stock, (ii) 830,000 shares of Common Stock underlying the Pre-Funded Warrants and (iii) 781,250 shares of Common Stock underlying the Strategic Advisor Warrants. Simon Peter Smith, Chief Executive Officer of Blockchain.com Group Holdings, Inc., of which Merkle Tree Markets Ltd. (“Merkle Tree Markets”) is a wholly owned subsidiary, has voting and investment control of shares of Common Stock held by Merkle Tree Markets. Mr. Smith may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Smith, however, disclaims any beneficial ownership of the shares of Common Stock held by Merkle Tree Markets. The address of Merkle Tree Markets is 2nd Floor, Water’s Edge Building, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
(24)	Consists of 130,208 shares of Common Stock.
(25)	Consists of 65,104 shares of Common Stock. Payward, Inc. is managed by a six (6) person board of directors which acts by majority vote. Accordingly, no individual natural person is deemed to have voting or investment control over the shares held by Payward, Inc. The principal business address of Payward, Inc. is 1603 Capitol Avenue, Suite 517B, Cheyenne, WY 82001.
(26)

Consists of 520,833 shares of Common Stock underlying the Strategic Advisor Warrants. Plus 34 Holdings Inc. is associated with William Levy, a member of our Board. Mr. Levy disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein. The address of Plus 34 Holdings Inc. is 3131 NE 7th Ave, Miami, FL 33137 #2901.

(27)	Consists of 1,302,083 shares of Common Stock underlying the Strategic Advisor Warrants. Polychain Capital LP has a 4.99% blocker, and as such, cannot exercise any Strategic Advisor Warrants if, after giving effect to such conversion, Polychain Capital LP or its affiliates would hold greater than 4.99% of our outstanding shares of Common Stock. The general partner of Polychain Capital LP is Polychain Meta LLC. Olaf Carlson-Wee has voting control over Polychain Meta LLC, and thus is responsible for investment decisions for Polychain Capital LP. The business address for Polychain Capital LP is 548 Market Street, Suite 64375, San Francisco, CA 94104.
(28)	Consists of (i) 21,875 shares of Common Stock, (ii) 3,610,937 shares of Common Stock underlying the Pre-Funded Warrants. Polychain Master Fund I LP has a 4.99% blocker, and as such, cannot exercise any Strategic Advisor Warrants if, after giving effect to such conversion, Polychain Master Fund I LP or its affiliates would hold greater than 4.99% of our outstanding shares of Common Stock. The general partner of Polychain Master Fund I LP is Polychain Partners LLC. Olaf Carlson-Wee has voting control over Polychain Partners LLC, and thus is responsible for investment decisions for Polychain Master Fund I LP. The business address for Polychain Master Fund I LP is 548 Market Street, Suite 64375, San Francisco, CA 94104.
(29)	Consists of (i) 182,291 shares of Common Stock, (ii) 91,145 shares of Common Stock underlying the Pre-Funded Warrants. Polychain Parallel Fund I LP has a 4.99% blocker, and as such, cannot exercise any Strategic Advisor Warrants if, after giving effect to such conversion, Polychain Parallel Fund I LP or its affiliates would hold greater than 4.99% of our outstanding shares of Common Stock. The general partner of Polychain Parallel Fund I LP is Polychain Partners LLC. Olaf Carlson-Wee has voting control over Polychain Partners LLC, and thus is responsible for investment decisions for Polychain Parallel Fund I LP. The business address for Polychain Parallel Fund I LP is 548 Market Street, Suite 64375, San Francisco, CA 94104.
(30)	Consists of (i) 215,520 shares of Common Stock and (ii) 110,000 shares of Common Stock underlying the Pre-Funded Warrants.
(31)	Consists of 24,218 shares of Common Stock.
(32)	Consists of 26,822 shares of Common Stock.
(33)	Consists of (i) 200,000 shares of Common Stock and (ii) 2,404,166 shares of Common Stock underlying the Pre-Funded Warrants. YA II PN, Ltd. has a 4.99% blocker, and as such, cannot exercise any Pre-funded Warrants if, after giving effect to such exercise, YA II PN, Ltd. or its affiliates would hold greater than 4.99% of our outstanding shares of Common Stock. Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address for YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092. YA II PN, Ltd. is an affiliate of Yorkville Securities, LLC.
(34)	Consists of 260,416 shares of Common Stock underlying the Strategic Advisor Warrants. Yorkville Securities has a 4.99% blocker, and as such, cannot exercise any Strategic Advisor Warrants if, after giving effect to such conversion, Yorkville Securities or its affiliates would hold greater than 4.99% of our outstanding shares of Common Stock. Investment decisions for Yorkville Securities are made by Mr. Troy Rillo. The business address for Yorkville Securities is 1012 Springfield Avenue, Mountainside, NJ 07092. Yorkville Securities, LLC is an affiliate of YA II PN, Ltd.
(35)	Consists of 13,020 shares of Common Stock underlying the Strategic Advisor Warrants.

Relationships with the Selling Stockholders

The Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except (i) for the ownership of the Securities, (ii) as described in the section of this prospectus titled “Prospectus Summary — Recent Developments,” and (iii) as described in this section and in the table and footnotes above.

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PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	distributions to members, partners, stockholders or other equityholders of the Selling Stockholders;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.

13

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants or strategic advisor warrants by payment of cash, however, we will receive the exercise price of the Pre-Funded Warrants or Strategic Advisor Warrants.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities, as such term is defined in the Subscription Agreements, (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144 of the Securities Act, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (iii) three (3) years from the effective date of the Registration Statement.

14

LEGAL MATTERS

Certain legal matters will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

PKF O’Connor Davies, LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2024, and for the year then ended as set forth in its report dated March 20, 2025, included in our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on PKF O’Connor Davies, LLP’s report, given on their authority as experts in accounting and auditing.

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2023, and for the year then ended as set forth in its report dated June 18, 2024 which includes an explanatory paragraph as to the company’s ability to continue as a going concern, included in our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or is to receive, any interest, directly or indirectly, in our Company, nor was any such person connected with us, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

TRANSFER AGENT

The transfer agent for our common stock is EQ Shareowner Services. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at www.gnln.com. Information on or accessible through our website does not constitute part of, and is not incorporated by reference into, this Prospectus (except for SEC reports expressly incorporated by reference herein).

15

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. We incorporate by reference the documents listed below (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 21, 2025;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 15, 2025, August 14, 2025 and November 14, 2025, respectively;

●	Our definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2025;

●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 6, 2025, February 18, 2025 , February 20, 2025, April 4, 2025, April 17, 2025, April 18, 2025, April 23, 2025, April 25, 2025, April 29, 2025, April 30, 2025, May 1, 2025, May 5, 2025, May 9, 2025, May 30, 2025, June 2, 2025, June 18, 2025, June 26, 2025, September 5, 2025, October 20, 2025, and October 27, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. You should direct requests for documents to:

Barbara Sher

Chief Executive Officer

Greenlane Holdings, Inc.
4800 N Federal Hwy, Suite b200
Boca Raton, Florida 33431
(877) 292-7660

Website: http://www.gnln.com

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GREENLANE HOLDINGS, INC.

3,328,012 Shares of Common Stock

25,294,068 Shares of Common Stock Underlying Pre-Funded Warrants

5,264,752 Shares of Common Stock Underlying Strategic Advisor Warrants

PROSPECTUS

November 21, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions

The following table sets forth the costs and expenses payable by Greenlane Holdings, Inc. (the “Company” or “GNLN”) in connection with the offering and sale of the shares of Common Stock, par value $0.01 per share, (the “Common Stock”) being registered. All amounts shown are estimates, except the Securities and Exchange Commission (the “SEC”) registration fee.

SEC Registration Fee	$13,898.90
Accounting fees and expenses	10,000
Legal fees and expenses	25,000.00
Transfer agent and registrar fees	0.00
Printing expenses	0.00
Miscellaneous	10,000.00
Total	$58,898.90

Item 15. Indemnification of Directors and Officers

Section 145 of Delaware General Corporation Law (DGCL) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

Our Certificate of Incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our Second Amended and Restated Bylaws (“Bylaws”) provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, to the fullest extent permitted by law. We also intend to enter into indemnification agreements with any new directors and executive officers in the future.

Neither our Bylaws nor our Certificate of Incorporation includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have purchased and intend to maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

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Item 16. Exhibits

(a) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
3.2	Second Amended and Restated By-Laws of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to Greenlane’s Current Report on Form 8-K, filed April 25, 2019).
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Greenlane Holdings, Inc., effective August 9, 2022 (Incorporated by reference to Exhibit 3.1 to Greenlane’s Current Report on Form 8-K, filed on August 4, 2022).
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Greenlane Holdings, Inc., effective June 5, 2023 (Incorporated by reference to Exhibit 3.1 to Greenlane’s Current Report on Form 8-K, filed on June 2, 2023).
3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Greenlane Holdings, Inc., dated July 31, 2024 (Incorporated by reference to Exhibit 3.1 to Greenlane’s Current Report on Form 8-K, filed on July 31, 2024).
3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Greenlane Holdings, Inc., dated April 17, 2025 (Incorporated by reference to Exhibit 3.1 to Greenlane’s Current Report on Form 8-K, filed on April 17, 2025).
3.7	Second Amended and Restated By-Laws of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to Greenlane’s Current Report on Form 8-K, filed on April 25, 2019).
3.8	Amendment to the Second Amended and Restated Bylaws of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to Greenlane’s Current Report on Form 8-K, filed on April 12, 2023).
3.9	Certificate of Designation of the Series A Preferred Stock (Incorporated by reference to Exhibit 3.2 to Greenlane’s Current Report on Form 8-K, filed on April 12, 2023).
4.1	Form of Cash Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 to Greenlane’s Current Report on Form 8-K, filed on October 20, 2025).
4.2	Form of Cryptocurrency Pre-Funded Warrant (Incorporated by reference to Exhibit 4.2 to Greenlane’s Current Report on Form 8-K, filed on October 20, 2025).
4.3	Form of Strategic Advisor Warrant (Incorporated by reference to Exhibit 4.3 to Greenlane’s Current Report on Form 8-K, filed on October 20, 2025).
4.4	Form of Series A Warrant (Incorporated by reference to Exhibit 4.1 to Greenlane’s Current Report on Form 8-K, filed February 18, 2025).
4.5	Form of Series B Warrant (Incorporated by reference to Exhibit 4.2 to Greenlane’s Current Report on Form 8-K, filed February 18, 2025).
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Cash Securities Purchase Agreement between Greenlane Holdings, Inc. and each Purchaser (as defined therein) (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed on October 20, 2025).
10.2	Form of Cryptocurrency Securities Purchase Agreement between Greenlane Holdings, Inc. and each Purchaser (as defined therein) (Incorporated by reference to Exhibit 10.2 to Greenlane’s Current Report on Form 8-K, filed on October 20, 2025).
10.3	Form of Lock-up Agreement (Incorporated by reference to Exhibit 10.3 to Greenlane’s Current Report on Form 8-K, filed on October 20, 2025).
10.4	Form of Strategic Advisor Agreement between Greenlane Holdings, Inc. and the Advisors (as defined therein) (Incorporated by reference to Exhibit 10.4 to Greenlane’s Current Report on Form 8-K, filed on October 20, 2025).
23.1	Consent of Marcum LLP, independent registered public accounting firm
23.2	Consent of PKF O’Connor Davies, LLP, independent registered public accounting firm
23.3	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page hereto)
107	Filing Fee Table

(b) Financial Statement Schedules.

None.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(b) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on November 21, 2025.

GREENLANE HOLDINGS, INC.

By:
Name:	Barbara Sher
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barbara Sher, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

	Chief Executive Officer and Director	November 21, 2025
Barbara Sher	(Principal Executive Officer)

	Chief Financial Officer	November 21, 2025
Vanessa Guzmán-Clark	(Principal Financial and Accounting Officer)

	Chairman of the Board of Directors	November 21, 2025
Donald Hunter

	Director	November 21, 2025
Michael Howe

	Director	November 21, 2025
William Levy

	Director	November 21, 2025
Bruce Linton

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